UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2024

ANKAM INC.

(Exact name of registrant as specified in its charter)

NV	333-255392	61-1900749
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Wang Wen Lung

5F., No. 97, Jingye 1st Rd., Zhongshan Dist., Taipei City 104, Taiwan (R.O.C.).

(Address of Principal Executive Offices) (Zip Code)

+886-928486237

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 17, 2024, Ankam Inc. (the "Company") entered into a Memorandum of Understanding (the "MOU") with Hatcher Opportunities Limited Partnership Fund (the "Lender"), a limited partner fund registered in Hong Kong. Under the terms of the MOU, the Company intends to issue a convertible note (the "Convertible Note") to the Lender in the principal amount of $500,000.

Key Terms of the Proposed Convertible Note:Principal Amount:

$500,000Conversion Price:

$8.00 per share of Ankam Inc.Expiration Date:

December 31, 2024Number of Shares upon Conversion:

65,000 shares

The proposed Convertible Note can only be exercised by the Lender on the maturity date. If the Lender exercises this conversion right, the principal amount of the Convertible Note shall be waived upon conversion into shares of Ankam Inc. at the conversion price of $8.00 per share.

Purpose of the Financing

The proceeds from the anticipated issuance of the Convertible Note will be used for working capital and business development purpose.

Conclusion

The Company believes that this financing arrangement will provide it with the necessary capital to achieve its strategic objectives and enhance shareholder value.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ankam Inc.

By: /s/ Wang Wen Lung

Wang Wen Lung

Title: President, Secretary, Treasurer, Director, Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: September 19, 2024

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